Exhibit 99.1

The Rowe Companies Receives Court Approval of First-Day

Motions

Home Furnishings Manufacturer Rowe Furniture, Inc. and Retail Furniture Chain

Storehouse, Inc. Granted Authority for Interim DIP Financing and to Honor Certain

Employee and Customer Obligations.

McLean, Virginia – September 21, 2006 – The Rowe Companies (“Rowe”), announced today that it had received approval of first-day motions presented to the United States Bankruptcy Court in the Eastern District of Virginia. During hearings held yesterday before the Honorable Stephen S. Mitchell, Rowe received interim approval of a $50 million Secured Super Priority Debtor-in-Possession Facility (“DIP Facility”) provided by General Electric Capital Corporation (“GECC”). The DIP Facility includes the payment or “roll up” of GECC’s pre-petition secured loans to Rowe. The facility, among other things, requires Rowe to conform to a budget and for the sale or liquidation of the Storehouse chain. A hearing to approve the DIP Facility on a final basis will be held on October 13, 2006.

In addition, Rowe obtained approval to pay pre-petition and ongoing employee wages and to continue various employee benefit programs. The Court also authorized Rowe to honor certain pre-petition customer deposits and continue many of its customer service programs. In addition, Rowe obtained approval to continue the use of its pre-petition bank accounts and current cash management system. The first-day orders will enable Rowe to continue normal business operations without interruption as it completes its ongoing restructuring plans and initiatives.

“We are very pleased with the Court’s approval of the DIP financing and the rest of the first day motions presented by Rowe. Having secured DIP financing, we will be able to move forward with business operations and continue providing our customers with quality products. In addition, we are optimistic that the DIP financing will offer assurance to our vendors and suppliers that they will be timely paid for post-petition services as we complete our restructuring process,” said Gerald Birnbach, President and CEO of Rowe. “The Court’s approval of the first day motions will also enable Rowe to honor critical employee and customer obligations, while continuing normal business operations without interruption.”

On September 18, 2006, The Rowe Companies, along with its two operating subsidiaries, Rowe Furniture, Inc. and Storehouse, Inc., filed voluntary petitions under chapter 11 of the United States Bankruptcy Code in the Eastern District of Virginia. Business and operations will continue as usual while Rowe pursues various restructuring options.

Please see http://www.administar.net for updates as they become available. Consumer customers and Storehouse vendors may call 1-866-907-6499. Rowe Furniture vendors may call 1-877-684-3578.

Rowe Furniture has been a leading manufacturer of fine upholstered furniture for the past 60 years. Founded in 1946, the Company’s headquarters are located in McLean, Virginia. In 1999, the Company acquired Storehouse, an Atlanta based home furnishings retailer, and the name of the Company changed from “Rowe Furniture Corporation” to “The Rowe Companies,” which owns 100% of the stock of the manufacturing and retail subsidiaries, Rowe Furniture and Storehouse. For more information, please visit http://www.therowecompanies.com.

Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of The Rowe Companies, Rowe Furniture, Inc., and Storehouse, Inc. (the “Rowe Affiliates”) with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Rowe Affiliates’ operations and business environment which may cause the actual results of the Rowe Affiliates to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Rowe Affiliates to continue as a going concern; the ability of the Rowe Affiliates to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the Rowe Affiliates’ ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Rowe Affiliates to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Rowe Affiliates to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Rowe Affiliates to obtain and maintain normal terms with vendors, suppliers and service providers; the Rowe Affiliates’ ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Rowe Affiliates’ liquidity or results of operations; the ability of the Rowe Affiliates to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Rowe Affiliates to attract, motivate and/or retain key executives and associates; the ability of the Rowe Affiliates to attract and retain customers; economic conditions; labor costs; financing availability and costs; and other risks and uncertainties listed from time to time in the Rowe Affiliates’ reports to the SEC. There may be other factors not identified above of which the Rowe Affiliates are not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Rowe Affiliates assume no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Rowe Affiliates’ various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the Rowe Affiliates urge that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

For more information, please contact H. Jason Gold, Wiley Rein & Fielding, LLP, attorney for the debtor and debtor-in-possession, at 703.905.2825 or jgold@wrf.com.